Exhibit 10.53

TWELFTH AMENDMENT
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AMONG
LEGACY RESERVES LP,
as Borrower,
THE GUARANTORS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
and
THE LENDERS SIGNATORY HERETO
DATED AS OF March 21, 2019

TWELFTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This TWELFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Twelfth Amendment”) dated as of March 21, 2019, among LEGACY RESERVES LP, a limited partnership duly formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors,” and together with the Borrower, the “Obligors”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”) and as Issuing Lender; and the Lenders and each Lender in its capacity as Secured Swap Party (collectively, the “Lenders”) signatory hereto.
Recitals
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of April 1, 2014 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of April 17, 2014, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 22, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of December 29, 2014, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of February 23, 2015, that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 5, 2015, that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of November 13, 2015, that certain Seventh Amendment to Third Amended and Restated Credit Agreement dated as of February 19, 2016, that certain Eighth Amendment to Third Amended and Restated Credit Agreement dated as of October 25, 2016, that certain Ninth Amendment to Third Amended and Restated Credit Agreement dated as of March 23, 2018, that certain Tenth Amendment to Third Amended and Restated Credit Agreement dated as of September 14, 2018 and that certain Eleventh Amendment to Third Amended and Restated Credit Agreement dated as of September 20, 2018 (as so amended prior to the date hereof, the “Existing Credit Agreement,” and the Existing Credit Agreement, as amended by this Twelfth Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Guarantors are parties to that certain Third Amended and Restated Guaranty Agreement dated as of April 1, 2014 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Guaranty”).
C.    The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend and waive certain provisions of the Existing Credit Agreement as more fully set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section1Defined Terms. As used in this Twelfth Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Each term defined in a Secured Swap Agreement, as amended hereby, and used herein, without definition herein or in the Credit Agreement, shall have the meaning assigned to such term in such Secured Swap Agreement. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to the Existing Credit Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Twelfth Amendment shall refer to this Twelfth Amendment as a whole and not to any particular provision of this Twelfth Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Twelfth Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Twelfth Amendment and shall not be used in the interpretation of any provision of this Twelfth Amendment.

Section2Amendments to Credit Agreement.
2.1Amendments to Section 1.02.
(a)The following definitions are hereby amended and restated in their entirety to read as follows:
“Agreement” means this Third Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, and the Twelfth Amendment, as the same may from time to time be amended, modified, supplemented or restated.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
Level 1	less than 25%	2.00% plus the Extension Rate	1.00% plus the Extension Rate	0.375%
Level 2	greater than or equal to 25%, but less than 50%	2.25% plus the Extension Rate	1.25% plus the Extension Rate	0.375%
Level 3	greater than or equal to 50%, but less than 75%	2.50% plus the Extension Rate	1.50% plus the Extension Rate	0.500%

Level 4	greater than or equal to 75%, but less than 90%	2.75% plus the Extension Rate	1.75% plus the Extension Rate	0.5%
Level 5	greater than or equal to 90%	3.00% plus the Extension Rate	2.00% plus the Extension Rate	0.5%
; provided, however, that if the ratio of (i) First Lien Debt as of the last day of any fiscal quarter to (ii) EBITDA for the four fiscal quarters ending on such day (a “Test Period”) is greater than 3.00 to 1.00, then the Applicable Margin set forth in the above grid with respect to Eurodollar Loans and ABR Loans shall, in each case, be increased by 0.50% (the “Increased Pricing”) during the period from and including the first day immediately following the date a compliance certificate is delivered pursuant to Section 8.01(c) for such Test Period through and including the date of delivery of a compliance certificate pursuant to Section 8.01(c) for the immediately succeeding Test Period.
Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that (a) if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and “Commitment Fee Rate” shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; and (b) any increase or decrease in the Applicable Margin resulting from a change in the ratio of First Lien Debt to EBITDA shall become effective as of the first day immediately following the date a compliance certificate is delivered pursuant to Section 8.01(c); provided further, however, the Increased Pricing shall apply without regard to the ratio of First Lien Debt to EBITDA (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 8.01(a) or Section 8.01(b) but was not, commencing with the first day immediately following such date and continuing until the first day immediately following the date on which such financial statement is delivered or (y) at all times if an Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 3.02(f).
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.12(d) or Section 9.12(e) or pursuant to the other provisions of this Agreement, provided that on May 22, 2019, the Borrowing Base shall be automatically reduced by $5,000,000.

“Late Receipts” means, as of any date of determination on any Business Day, any funds received by the Borrower on such Business Day after 10:00 a.m., Houston time, from the sale of Property or otherwise to the extent such funds would cause the Consolidated Cash Balance to exceed at the end of such Business Day, (i) prior to April 1, 2019, $20,000,000 and (ii) on or after April 1, 2019, $15,000,000.
“LC Commitment” at any time means Two Million Dollars ($2,000,000), provided, that at any time after the Twelfth Amendment Effective Date, the LC Commitment shall not exceed the LC Exposure as of the Twelfth Amendment Effective Date.
“Maturity Date” means May 31, 2019.
(b)The following definitions are hereby added where alphabetically appropriate to read as follows:
“13-Week Budget” means a thirteen-week rolling operating budget and cash flow forecast, in form and substance reasonably acceptable to the Administrative Agent.
“2019 Capex Acreage” means Oil and Gas Properties owned by the Borrower and its Subsidiaries upon which any Obligor projects to make any capital expenditure for the calendar year 2019 pursuant to the Capital Expenditure Budget.
“Capital Expenditure Budget” means a budget setting forth the projected capital expenditures of the Obligors for the calendar year 2019, in form and substance reasonably acceptable to the Administrative Agent.
“Extension Rate” means a rate per annum equal to 2.25%,
“Investment Banker” has the meaning assigned to such term in Section 8.22(a).
“Material Permian Acreage” means Oil and Gas Properties owned by the Borrower and its Subsidiaries in Martin, Reeves, Winkler, Midland, Pecos, Howard, Glasscock, Reagan, Upton, Irion, Crockett, Loving and Andrews Counties, Texas and Lea County, New Mexico except for any such Oil and Gas Property that the Administrative Agent expressly agrees in writing is not Material Permian Acreage.
“Obligors” means the Borrower and the Guarantors.
“Refinancing Plan” has the meaning assigned to such term in Section 8.22(a).
“Twelfth Amendment” means that certain Twelfth Amendment to Third Amended and Restated Credit Agreement, dated as of March 21, 2019, among the Borrower, the Guarantors, the Administrative Agent, Secured Swap Parties and the Lenders party thereto.

“Twelfth Amendment Effective Date” has the meaning ascribed to such term in the Twelfth Amendment.
2.2Amendment to Section 1.06(a). Section 1.06(a) is hereby amended by inserting at the end of thereof: “The Borrower shall not designate any Subsidiary as an E&P Subsidiary after the Twelfth Amendment Effective Date.”

2.3Amendment to Section 2.03. The paragraph following Section 2.03(j) is hereby amended by replacing the amount “$20,000,000” with the following:
“(i) prior to April 1, 2019, $20,000,000 and (ii) on or after April 1, 2019, $15,000,000.”

2.4Amendment to Section 2.07(b). Section 2.07(b) is hereby amended by inserting, immediately prior to the end of the first sentence, the following: “provided that there shall not be a Scheduled Redetermination on April 1, 2019 and notwithstanding anything to the contrary in this Section 2.07(b), there shall not be an Interim Redetermination between the Twelfth Amendment Effective Date and the Maturity Date.”

2.5Amendment to Section 2.07(e). Section 2.07(e) is hereby amended by deleting it in its entirety and replacing it with the following:

“(e)    Reduction of Borrowing Base Upon Termination of Hedge Positions. If any hedge positions (whether evidenced by a floor, put or Swap Agreement) of the Borrower or any Subsidiary shall terminate or result in any off-setting position, with the effect of reducing the economic value supporting the Borrowing Base, then the Borrowing Base shall be automatically reduced in an amount equal to 75% of the net amount received by or off-set against the Borrower and/or its Subsidiaries.”

2.6Amendment to Section 2.08(a). Section 2.08(a) is hereby amended by inserting the following sentence at the end thereof.
“Notwithstanding anything to the contrary contained herein, the Borrower may not request the issuance, amendment, renewal or extension of any Letter of Credit after the Twelfth Amendment Effective Date.”

2.7Amendment to Section 3.02(c). Section 3.02(c)(i) is hereby amended by deleting it in its entirety and replacing it with the following:
“(i) if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at the Alternate Base Rate plus the Applicable Margin less the Extension Rate plus two percent (2%), but in no event to exceed the Highest Lawful Rate,”

2.8Amendment to Section 3.04(e). Section 3.04(e) clause (B) is hereby amended by replacing the amount “$20,000,000” with the following:
“(x) prior to April 1, 2019, $20,000,000 and (y) on or after April 1, 2019, $15,000,000”.
2.9Amendment to Section 6.02(e). Section 6.02(e) is hereby amended by replacing the amount “$20,000,000” with the following:
“(i) prior to April 1, 2019, $20,000,000 and (ii) on or after April 1, 2019, $15,000,000”.

2.10Amendments to Section 8.01.
(a)Section 8.01(l) is hereby amended by deleting the phrase “having a value, individually or in the aggregate, in excess of $1,000,000 (in each case as assigned to such Oil and Gas Properties in the most recently delivered Reserve Report)”.
(b)Section 8.01(o) is hereby amended by deleting it in its entirety and replacing it with the following:
“(o)    On or prior to the 20th Business Day after the end of each month, the Borrower shall deliver to the Administrative Agent, a report setting forth, for each calendar month during the then-current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.”

(c)Section 8.01(t) is hereby amended by deleting the word “Specified” and replacing it with the word “Material”.
(d)Section 8.01 is hereby amended by inserting the following clause (u) at the end thereof:
“(u)    Additional Monthly Reporting. On or prior to the 20th Business Day after the end of each month, the Borrower shall deliver to the Administrative Agent: (i) an updated Capital Expenditure Budget including a report from a Financial Officer identifying and addressing any variance of actual performance to the Capital Expenditure Budget for the prior month; and (ii) an updated accounts payable schedule as of the last day of the immediately prior month. Each Friday following the end of a four week period, beginning on the second week after the Twelfth Amendment Effective Date, the Borrower shall deliver an updated 13-Week Budget to the Administrative Agent. On or prior to the last day of each calendar week, the Borrower shall deliver to the Administrative Agent, a variance report comparing the Borrower’s actual receipts and disbursements for the prior calendar week and the prior four calendar weeks (on a cumulative basis) with the projected receipts and disbursements for such week and the prior four calendar weeks (on a cumulative basis) as reflected in the 13-Week Budget, which variance report shall include a report from a Financial Officer identifying and addressing any variance of actual performance to projected performance for the prior week.”

2.11Amendment to Section 8.14(a). The second paragraph of Section 8.14(a) is hereby amended by deleting it in its entirety and replacing it with the following:
“In addition to the foregoing, (i) not later than 30 days after the Eighth Amendment Effective Date (or such longer period as the Administrative Agent may agree), (ii) not later than 15 days after the Twelfth Amendment Effective Date (or such longer period as the Administrative Agent may agree), and (iii) thereafter, contemporaneously with the acquisition of any Material Permian Acreage by the Borrower or any of its Subsidiaries (or such longer period as the Administrative Agent may agree), the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on (a) in the case of clause (i), the Permian Acreage as of the Eighth Amendment Effective Date not already subject to a Lien of the Security Instruments such that after giving effect thereto, to the knowledge of the Borrower and its Subsidiaries, 100% of the Permian Acreage as of the Eighth Amendment Effective Date is Mortgaged Property, (b) in the case of clause (ii), the Material Permian Acreage and the 2019 Capex Acreage, in each case not already subject to a Lien of the Security Instruments such that after giving effect thereto, to the knowledge of the Borrower and its Subsidiaries, 100% of the Material Permian Acreage and 2019 Capex Acreage is Mortgaged Property, and (c) in the case of clause (iii), the Material Permian Acreage not already subject to a Lien of the Security Instruments such that after giving effect thereto, to the knowledge of the Borrower and its Subsidiaries, 100% of the Material Permian Acreage so requested by the Administrative Agent is Mortgaged Property. All such Liens will be created and perfected by and in accordance with the provisions of Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).”

2.12Amendment to Section 8.18. Section 8.18 is hereby amended by replacing the amount “$20,000,000” with the following:
“(i) prior to April 1, 2019, $20,000,000 and (ii) on or after April 1, 2019, $15,000,000”.
2.13Amendment to Article VIII. Article VIII is hereby amended by inserting the following Section 8.22.
“Section 8.22    Investment Banker; Refinancing Plan; Lender Presentations.

(a)    The Borrower shall at all times retain an investment banker (the “Investment Banker”), to identify, evaluate and pursue strategic alternatives for the Borrower and the Obligors to repay, redeem and/or refinance the Loans and other Debt outstanding under the Credit Agreement (the “Refinancing Plan”). The Borrower will deliver a copy of its engagement letter with such Investment Banker to the Administrative Agent within three (3) Business Days of the Twelfth Amendment Effective Date, and any amendment or supplement thereto, to the Administrative Agent.

(b)    The Borrower shall provide the Administrative Agent and its financial advisors with reasonable access to the Investment Banker and shall direct the Investment Banker to (i) regularly update (and in any event, no less than once each week) the Administrative Agent and its financial advisors as to the Borrower’s financial performance and any material events, circumstances or developments relating to the Refinancing Plan (including but not limited to, general discussions with holders of Debt, any formal or informal, binding or non-binding, commitments, bids or indications of interest) and (ii) update, on a monthly basis following the Twelfth Amendment Effective Date, the Administrative Agent and its financial advisors with respect to the then current 13-Week Budget, the Borrower’s financial performance and information regarding the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries.

(c)    No less often than bi-weekly following the Twelfth Amendment Effective Date, the Borrower and the Investment Banker shall provide an oral report to the Lenders on the Borrower’s financial performance and its Refinancing Plan.”

2.14Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by:
(a)deleting “1.0 to 1.0” and replacing it with “.70 to 1.0”.
(b)inserting the following clause (f):
“(f)    Total Leverage Ratio. The Parent will not permit, as of the last day of the fiscal quarter ending March 31, 2019, its ratio of Total Debt to EBITDA for the four fiscal quarters then ending, to be greater than 5.25 to 1.00.”

2.15Amendment to Section 9.12. Section 9.12 is hereby amended by deleting the text of each of clauses (d), (e) and (g) and replacing it with “intentionally omitted”. Section 9.12 is hereby further amended by inserting the following at the end of Section 9.12:
“If the Borrower or any of its Subsidiaries, sells, assigns, farms-out, conveys or otherwise transfers any Oil and Gas Property that is a Mortgaged Property or any interest therein or Subsidiaries owning Oil and Gas Properties that are Mortgaged Properties and that action is otherwise permitted by the previous sentence of this Section 9.12, and the consideration received in respect of such sale, assignment, farm-out, conveyance or other transfer consists in whole or in part of Oil and Gas Properties acquired from or through the acquirer of the Mortgaged Property, then the Borrower or the applicable Subsidiary shall contemporaneously grant to the Administrative Agent as security for the Obligations a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on the Oil and Gas Properties acquired as consideration from or through the acquirer of the Mortgaged Property.”

2.16Amendment to Section 9.19. Section 9.19 is hereby amended by deleting it in its entirety and replacing it with the following:
“Section 9.19        Swap Agreement Termination.  The Borrower shall, and shall require its Subsidiaries to, maintain the hedged positions established pursuant to Swap Agreements used to calculate the then effective Borrowing Base and the Borrower shall, and shall require its Subsidiaries to, neither assign, terminate or unwind any such Swap Agreements nor sell any such Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of reducing the economic value supporting the Borrowing Base; provided that notwithstanding the foregoing or anything in this Agreement or any Secured Swap Agreement to the contrary, the Borrower shall, and shall cause its Subsidiaries to, close-out and terminate prior to the scheduled termination date thereof all Secured Swap Agreements consensually with any Secured Swap Party requesting (with notice to the Administrative Agent) such a close-out and early termination at least three (3) Business Days prior to the Maturity Date, so long as all Cash Receipts and any other proceeds of such early termination shall be immediately and concurrently (but in no event later than May 31, 2019): (i) deposited into a Deposit Account, (ii) 75% of such Cash Receipts and any other proceeds will be used to immediately repay the Loans (which amount may not be reborrowed) and (iii) the Borrowing Base shall be adjusted in accordance with Section 2.07(e).”

Section3
Conditions Precedent. This Twelfth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Twelfth Amendment Effective Date”):

3.1The Administrative Agent shall have received from each Lender (including in its capacity as a Secured Swap Party (as applicable), the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Twelfth Amendment signed on behalf of such Person.
3.2The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that attached thereto is a true, correct and complete copy of the Seventh Amendment to the Second Lien Credit Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and shall in any event amend the Second Lien Credit Agreement in the same manner as the Credit Agreement is to be amended by this Twelfth Amendment (the “Second Lien Amendment”). The “Seventh Amendment Effective Date” under and as defined in the Second Lien Credit Agreement shall have occurred (or shall occur substantially concurrently with the Twelfth Amendment Effective Date).
3.3The Borrower shall have paid the fees and expenses of the Administrative Agent’s counsel and financial advisors submitted to the Borrower on or before the date all of the conditions set forth in this Section 3 hereof have been satisfied and all other fees and expenses (including invoiced retainers to Orrick Herrington & Sutcliffe LLP and RPA Advisors) required to be paid as of or prior to such date by Section 12.03 of the Credit Agreement or any other provision of a Loan Document.

3.4The Administrative Agent shall have received the 13-Week Budget and the Capital Expenditure Budget.
3.5Extension Fee.
a.The Administrative Agent shall have received in cash, for the benefit of the Lenders, an extension fee in an amount equal to $2,012,500; and
b.on the Twelfth Amendment Effective Date, an amount equal to $862,500, shall be fully earned as of the Twelfth Amendment Effective Date but shall be payable to the Administrative Agent for the benefit of all Lenders, as of the earlier to occur of the (i) Maturity Date or (ii) acceleration of the Loans.
3.6Notwithstanding anything to the contrary in the Credit Agreement, the Borrower shall pledge and deposit with the Administrative Agent, for the benefit of the Issuing Bank on the Twelfth Amendment Effective date, or with the consent of the Issuing Bank, within five (5) Business Days of the Twelfth Amendment Effective Date), an amount in cash in dollars equal to the LC Exposure plus any accrued and unpaid interest thereon, which cash collateral shall be held by the Administrative Agent for the benefit of each Issuing Bank and the Lenders in accordance with and subject to Section 2.08(j) until the Maturity Date.
The Administrative Agent is hereby authorized and directed to declare this Twelfth Amendment to be effective and to declare the occurrence of the Twelfth Amendment Effective Date when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section4	Miscellaneous.
4.1Limited Waiver.
a.Subject to the terms and conditions hereof, the Administrative Agent and each Lender agrees to waive, the occurrence and continuation of the Waiver Defaults and not to exercise any rights or remedies under the Credit Agreement and the Loan Documents and applicable law on account of the Waiver Defaults. The Borrower and each Obligor acknowledges and agrees that upon the occurrence of any Default or Event of Default (other than the Waiver Defaults) under the Credit Agreement and the Loan Documents, the Administrative Agent will be free, in accordance with the Credit Agreement and applicable Loan Documents and applicable law, to exercise any rights and remedies available to them at that time on account of any Default or Event of Default that occurs and remains uncured. For the purposes of this Twelfth Amendment, “Waiver Defaults” means (i) the Borrower and each Parent Guarantor’s failure to comply with Section 9.01(a) of the Existing Credit Agreement for the fiscal quarter ending December 31, 2018 and (ii) the Borrower’s failure to deliver its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows for 2018 without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit.

b.The Borrower and each Obligor acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with their terms and the Borrower and each Obligor waives any defense, offset, counterclaim or recoupment with respect thereto. The Secured Parties hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents and the Secured Swap Agreements. Except as expressly provided herein with respect to the Waiver Defaults, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents or termination event, default or event of default under or in relation to any Secured Swap Agreement, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents or Secured Swap Agreements except as expressly amended hereby, (iii) any rights or remedies of any Secured Party with respect to the Loan Documents and Secured Swap Agreements except as expressly amended hereby, or (iv) the rights of any Secured Party to collect the full amounts owing to them under the Loan Documents and the Secured Swap Agreements.
c.Each Loan Party hereby agrees and acknowledges that the Secured Parties require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents (including any action or circumstance which is prohibited or limited during the existence of a Default or Event of Default) and each Secured Swap Agreement, and no inaction or action by any Secured Party regarding any Default, Event of Default, termination event or event of default is intended to be or shall be a waiver thereof. Each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Secured Party in the Credit Agreement or in any other Loan Documents or Secured Swap Agreement or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.
d.Furthermore, each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause a modification of the Loan Documents or any Secured Swap Agreement, (ii) establish a custom or course of dealing with respect to any of the Loan Documents or Secured Swap Agreement, (iii) operate as a waiver of any existing or future Default or Event of Default (as defined in the Credit Agreement) under the Loan Documents or Secured Swap Agreement, event of default or termination event, as amended hereby, (iv) entitle any Loan Party to any other or further notice or demand whatsoever beyond those required by the Loan Documents, as amended hereby or any Secured Swap Agreement, or (v) in any way modify, change, impair, affect, diminish or release any Loan Party’s obligations or liability under the Loan Documents or any Secured Swap Agreement, as amended hereby, or any other liability any Loan Party may have any Secured Party.
4.2Confirmation. The provisions of the Credit Agreement, as amended by this Twelfth Amendment, shall remain in full force and effect following the effectiveness of this Twelfth Amendment.
4.3Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Twelfth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Twelfth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and (iv) it has not designated any Subsidiary as an E&P Subsidiary; and (d) agrees that from and after the Twelfth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Twelfth Amendment. Without limiting the foregoing, each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty) as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents or any Secured Swap Agreement. Each of the Grantors have granted to the Administrative Agent, a valid, binding, perfected, enforceable, first priority (subject to Permitted Liens) Liens in the Collateral and all Deed of Trust Property and all other assets described in the Security Instruments and such Liens are not subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind;
4.4Counterparts. This Twelfth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Twelfth Amendment by telecopy, facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
4.5No Oral Agreement. This Twelfth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
4.6GOVERNING LAW. THIS TWELFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
4.7Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement and without limiting the rights of any Lender under Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred, including, without limitation, the reasonable fees and disbursements of counsel and financial advisor to the Administrative Agent, promptly upon receipt.

4.8Severability. Any provision of this Twelfth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4.9Successors and Assigns. This Twelfth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.10Loan Document. This Twelfth Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
4.11Secured Swap Party. Each Lender party hereto that is also a Swap Secured Party, and each of the Borrower and each of its Subsidiaries party to a Secured Swap Agreement, hereby agrees that, notwithstanding anything in any Secured Swap Agreement to the contrary, the Borrower shall, and shall cause its Subsidiaries to, close out and early terminate each Secured Swap Agreement at the request of any Secured Swap Party (in its sole and absolute discretion, provided, that, each Secured Swap Party agrees to make such request no later than May 28, 2019), with notice to the Administrative Agent, and otherwise in accordance with Section 9.19 of the Credit Agreement (as amended by the Twelfth Amendment to the Credit Agreement). The Borrower shall enter into any amendment or other modification of a Secured Swap Agreement to effectuate the foregoing. For avoidance of doubt, the foregoing is not intended to modify any provision or any right of any Secured Swap Party except as expressly set forth herein.
4.12RELEASE. FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE BORROWER AND EACH OTHER OBLIGOR HEREBY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES EACH LENDER, EACH AGENT, THE ARRANGER, THE ISSUING BANK, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, TRUSTEES, ATTORNEYS, AGENTS, ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE DATE HEREOF AND ARE IN ANY WAY

DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS TWELFTH AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”). THE BORROWER AND EACH OTHER OBLIGOR, BY EXECUTION HEREOF, HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION 4.12 ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS. THE BORROWER AND EACH OTHER OBLIGOR HEREBY FURTHER AGREES THAT IT WILL NOT SUE ANY RELEASED PARTY ON THE BASIS OF ANY RELEASED MATTER RELEASED, REMISED AND DISCHARGED BY THE BORROWER AND THE OBLIGORS PURSUANT TO THIS SECTION 4. IN AGREEING TO THIS SECTION 4, THE BORROWER AND EACH GUARANTOR CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIM ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASED PARTIES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH HEREIN DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY HEREOF. THE PROVISIONS OF THIS SECTION 4, SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND PAYMENT IN FULL OF THE OBLIGATIONS.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed as of the date first written above.

BORROWER:	LEGACY RESERVES LP
By:Legacy Reserves GP, LLC, its general partner
By:
James Daniel Westcott
President and Chief Financial Officer
GUARANTORS:	LEGACY RESERVES OPERATING LP
By:Legacy Reserves Operating GP LLC, its general partner
By:Legacy Reserves LP, its sole member
By:Legacy Reserves GP, LLC, its general partner
By:
James Daniel Westcott
President and Chief Financial Officer
LEGACY RESERVES OPERATING GP LLC
By:Legacy Reserves LP, its sole member
By:Legacy Reserves GP, LLC, its general partner
By:
James Daniel Westcott
President and Chief Financial Officer

LEGACY RESERVES SERVICES, INC.

DEW GATHERING LLC

PINNACLE GAS TREATING LLC

LEGACY RESERVES ENERGY SERVICES LLC

LEGACY RESERVES GP, LLC

LEGACY RESERVES INC.
LEGACY RESERVES MARKETING LLC
By:
James Daniel Westcott
President and Chief Financial Officer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, Issuing Lender and a Secured Swap Party
By:
Name: Brett Steele
Title: Director

LENDERS:	BANK OF AMERICA, N.A.
By:
Name: Kevin M. Behan
Title: Managing Director

COMPASS BANK
By:
Name: Rachel Festervand
Title: Sr. Vice President

ROYAL BANK OF CANADA
By:
Name: Jay T. Sartain
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION
By:
Name: Nicholas T. Hanford
Title: Vice President

JPMORGAN CHASE BANK, N.A.
By:
Name: Stephanie Balette
Title: Authorized Officer

THE BANK OF NOVA SCOTIA, as a Lender and a Secured Swap Party Houston Branch
By:
Name: Thane Rattew
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:
Name: Michael Willis
Title: Managing Director
By:
Name: Joseph Cariello
Title: Director

BARCLAYS BANK, PLC
By:
Name: Sydney G. Dennis
Title: Director

BMO HARRIS FINANCING, INC.
By:
Name: Melissa Guzman
Title: Director

CITIBANK, N.A.
By:
Name: Cliff Vaz
Title: Vice President

SOCIETE GENERALE
By:
Name: Max Sonnonstine
Title: Director

KEYBANK NATIONAL ASSOCIATION
By:
Name: Quinn Kelly
Title: Vice President

BANC OF AMERICA CREDIT PRODUCTS, INC.
By:
Name: Margaret Sang
Title: Vice President

BRANCH BANKING AND TRUST COMPANY
By:
Name: Greg Krablin
Title: Vice President

CROSS OCEAN USSS FUND I (A) LP
By:
Name:
Title:

SANTANDER BANK, N.A.
By:
Name: Aidan Lanigan
Title: Senior Vice President

By:
Name: Puiki Lok
Title: Vice President

FIFTH THIRD BANK
By:
Name: Justin Bellamy
Title: Director

WEST TEXAS NATIONAL BANK
By:
Name: Mark D. McKinney
Title: Executive Vice President

AG ENERGY FUNDING, LLC
By:
Name: Todd Dittmann
Title: Authorized Signatory

CROSS OCEAN USSS SIF I LP
By:
Name:
Title:

BP ENERGY COMPANY
By:
Name: Michael Thomas
Title: Vice President

SHELL TRADING RISK MANAGEMENT, LLC
By:
Name:
Title:

_____________________________________
By:
Name:
Title: